EXHIBIT 99.1

Predictive Oncology Adjourns Special Meeting of Stockholders

MINNEAPOLIS, Aug. 11, 2021 (GLOBE NEWSWIRE) -- Predictive Oncology (Nasdaq: POAI), a knowledge-driven company focused on applying artificial intelligence (“AI”) to personalized medicine and drug discovery, announced today that the Company’s Special Meeting of Stockholders, which was convened at 3:00 p.m. Central Time on August 10, 2021, has been adjourned for the purpose of soliciting more votes on the proposal to approve an amendment to the Company’s certificate of incorporation to increase the number of authorized shares of Company common stock from 100,000,000 to 200,000,000 (the “Charter Proposal”). The Special Meeting has been scheduled to reconvene on August 17, 2021 at 3:00 p.m. Central time at the offices of Maslon LLP, 3300 Wells Fargo Center, 90 South Seventh Street, Minneapolis, MN 55402.

The other proposals that were voted on at the Special Meeting were all approved by the requisite votes of the stockholders, including (i) an amendment to the Amended and Restated 2012 Stock Incentive Plan to increase the reserve of shares of common stock authorized for issuance thereunder by 1,500,000, to 3,250,000; (ii) the issuance of additional shares of common stock of the Company pursuant to a previously approved equity line of credit arrangement; (iii) ratification of the appointment of Baker Tilly US, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021; and (iv) a proposal to adjourn the Special Meeting, if necessary, to solicit additional proxies for approval of the Charter Proposal or any of the other proposals as applicable, in the event that there are not sufficient votes at the time of the Special Meeting to approve any such proposal.

During the period of the adjournment, the Company will continue to solicit proxies from its stockholders with respect to the Charter Proposal. Proxies previously submitted in respect to the Special Meeting with respect to the Charter Proposal will be voted at the reconvened meeting unless properly revoked.

Correction: The Charter Proposal (Proposal #1 at the Special Meeting) is considered “routine” under rules of the New York Stock Exchange, contrary to a statement in the proxy statement dated July 7, 2021 with respect to the Special Meeting. Therefore, if the beneficial owner of shares held in street name does not provide voting instructions, the broker or nominee can still vote the shares with respect to the Charter Proposal.

The Company encourages all stockholders who have not yet voted to do so as soon as possible. For additional information please refer to the proxy statement dated July 7, 2021 available at www.sec.gov and Predictive’s investor relations web site at http://www.proxypush.com/poai. If you have any questions, or need assistance in voting, please contact our proxy solicitor Regan & Associates, Inc., at (212) 587-3005 or 800-737-3426.

About Predictive Oncology Inc.
Predictive Oncology (NASDAQ: POAI) operates through three segments (Skyline, Helomics and Soluble Biotech), which contain four subsidiaries: Helomics, TumorGenesis, Skyline Medical and Soluble Biotech.

Helomics applies artificial intelligence to its rich data gathered from patient tumors to both personalize cancer therapies for patients and drive the development of new targeted therapies in collaborations with pharmaceutical companies. TumorGenesis Inc. specializes in media that help cancer cells grow and retain their DNA/RNA and proteomic signatures, providing researchers with a tool to expand and study cancer cell types found in tumors of the blood and organ systems of all mammals, including humans. Skyline Medical markets its patented and FDA cleared STREAMWAY System, which automates the collection, measurement and disposal of waste fluid, including blood, irrigation fluid and others, within a medical facility, through both domestic and international divisions. Soluble Biotech is a provider of soluble and stable formulations for proteins including vaccines, antibodies, large and small proteins and protein complexes.

Forward-Looking Statements:
Certain matters discussed in this release contain forward-looking statements. These forward-looking statements reflect our current expectations and projections about future events and are subject to substantial risks, uncertainties and assumptions about our operations and the investments we make. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenue and financial performance, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “would,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Our actual future performance may materially differ from that contemplated by the forward-looking statements as a result of a variety of factors including, among other things, factors discussed under the heading “Risk Factors” in our filings with the SEC. Except as expressly required by law, the Company disclaims any intent or obligation to update these forward-looking statements.

Investor Relations Contact:

Landon Capital
Keith Pinder
(404) 995-6671
kpinder@landoncapital.net